Exhibit 99.1


 Freescale Semiconductor Reports Fourth Quarter and Fiscal Year 2005 Results

    Business Editors/Technology Editors

   AUSTIN, Texas--(BUSINESS WIRE)--Jan. 19, 2006--Freescale Semiconductor (NYSE:FSL) (NYSE:FSL.B) today reported its financial results for the fourth quarter and fiscal year ended December 31, 2005.
   The results include the reclassification of certain expenses to align the company's results with the adoption of FAS 123 in the first quarter of 2006. The reclassifications have no impact on reported revenue, net earnings or earnings per share.

   Fourth quarter and fiscal year highlights include:

   Fourth Quarter 2005

   --  Net sales of $1.48 billion;

   -- Gross margin of 45.4% (before reclassification of certain expenses described below and 45.0% as reported after reclassification);

   --  Operating earnings of $202 million or 13.7% of net sales;

   --  Net earnings of $192 million;

   --  Diluted earnings per share of $.45.

   Fiscal Year 2005

   --  Net sales of $5.84 billion;

   -- Gross margin of 42.6% (before the reclassification of certain line items and 42.2% as reported after reclassification);

   --  Operating earnings of $600 million or 10.3% of net sales;

   --  Net earnings of $563 million;

   --  Diluted earnings per share of $1.33;

   --  Repurchase of 4 million shares of the company's common stock.

   "We delivered on our commitments in 2005," said Michel Mayer, chairman and CEO. "We are pleased with this performance, but clearly are not yet satisfied. We are focusing on a number of initiatives to enhance operating results and grow revenues in 2006 and beyond."

   Fourth Quarter and Fiscal Year 2005 Overview

   Fourth quarter 2005 results include an $8 million reversal of a write-down of receivables the company determined were impaired due to the bankruptcy of the U.S. subsidiaries of the Delphi Corporation originally recorded in the third quarter of 2005.

   Sales

   Net sales in the fourth quarter of 2005 were $1.48 billion, compared to $1.45 billion in the third quarter of 2005 and $1.43 billion in the fourth quarter of 2004. For the year, net sales were $5.84 billion compared to $5.72 billion in 2004.

   Operating Earnings

   Operating earnings for the fourth quarter of 2005 were $202 million or 13.7% of net sales compared to $152 million for the third quarter of 2005 and operating earnings of $15 million for the fourth quarter of 2004, inclusive of fourth quarter 2004 restructuring charges and separation expenses of $84 million.

   Net Earnings

   Net earnings for the fourth quarter of 2005 were $192 million, or $.45 per fully diluted share, compared to $164 million or $.38 per fully diluted share in the third quarter of 2005 and $5 million or $.01 per fully diluted share in the fourth quarter of 2004.

   Operating Highlights

   Cash, cash equivalents, short-term investments and marketable securities included in investments in the fourth quarter of 2005 increased sequentially by $143 million, inclusive of share repurchases of $103 million, and totaled $3.0 billion.
   During the fourth quarter of 2005, the company repurchased 4 million shares of its common stock at an average price of $25.49 per share. Capital expenditures for the fourth quarter were $147 million and were $491 million for 2005.

   Line Item Reclassification

   The results include the reclassification of certain expenses to align the company's results with the adoption of FAS 123 in the first quarter of 2006. The reclassifications have no impact on reported revenue, net earnings or earnings per share.
   The company has reclassified incentive compensation, technology and other related expenses from Cost of Goods Sold and Selling, General & Administrative (SG&A) to Cost of Goods Sold, Research & Development (R&D) and SG&A expense. The approximate line item impact as a percentage of sales from the reclassifications for fiscal 2005 lowers gross margin by .4%, increases R&D expense by 2.3%, and lowers SG&A expense by 2.7%.
   In addition, the company has reclassified certain consumer product-related revenues from its Transportation and Standard Products segment to the Wireless and Mobile Solutions segment to reflect organizational changes and has revised its manufacturing ownership model. The reclassifications result in a change to the revenue and operating margin of each segment.

   Transportation and Standard Products

   The Transportation and Standard Products segment reported net sales of $649 million in the fourth quarter of 2005, compared to $620 million in the third quarter of 2005 and $618 million in the fourth quarter of 2004. Excluding the impact of the reclassifications referenced above, net sales would have been $672 million in the fourth quarter of 2005, compared to $637 million in the third quarter of 2005 and $631 million in the fourth quarter of 2004.
   The segment's operating earnings were $117 million in the fourth quarter of 2005 (18.0% of net sales), including the $8 million impact from the reversal of the Delphi receivable referenced earlier, compared to $73 million in third quarter of 2005 and $54 million in the fourth quarter of 2004. Excluding the impact of the reclassifications, the segment's operating earnings would have been $108 million (16.1% of net sales) in the fourth quarter of 2005, compared to $70 million in third quarter of 2005 and $56 million in the fourth quarter of 2004.

   Networking and Computing Systems

   The Networking and Computing Systems segment reported net sales of $338 million, compared to $360 million in the third quarter of 2005 and $314 million in the fourth quarter of 2004.
   Operating income in the fourth quarter was $73 million (21.6% of net sales) compared to $69 million in the third quarter of 2005 and $34 million in the fourth quarter of 2004. Excluding the impact of the reclassifications, the segment's operating earnings were $65 million (19.2% of net sales) in the fourth quarter of 2005, compared to $76 million in the third quarter of 2005 and $28 million in the fourth quarter of 2004.

   Wireless and Mobile Solutions

   The Wireless and Mobile Solutions segment reported net sales of $476 million in the fourth quarter of 2005, compared to $455 million in the third quarter of 2005 and $478 million in the fourth quarter of 2004. Excluding the impact of the reclassifications, net sales would have been $453 million in the fourth quarter of 2005, compared to $438 million in the third quarter of 2005 and $465 million in the fourth quarter of 2004.
   The segment generated operating income of $38 million (8.0% of net sales) in the fourth quarter of 2005, compared to operating income of $35 million in the third quarter of 2005 and $36 million in the fourth quarter of 2004. Excluding the impact of the reclassifications the segment generated operating income of $38 million (8.4% of net sales) in the fourth quarter of 2005, compared to operating income of $30 million in the third quarter of 2005 and $37 million in the fourth quarter of 2004.

   Other Operations

   Other operations reported an operating loss of ($26) million in the fourth quarter of 2005 compared to operating losses of ($25) million in the third quarter of 2005 and ($109) million in the fourth quarter of 2004, which included $84 million of separation and restructuring charges.

   First Quarter 2006 Outlook

   For the first quarter of 2006, the company expects to report revenues of $1.435 to $1.535 billion. Gross margins for the first quarter of 2006 are expected to be slightly up from the operational level reported in the fourth quarter of 2005, excluding the benefit of the Delphi reversal and the impact of stock option expense related to FAS 123.
   During the first quarter of 2006, the company will begin expensing stock options in accordance with FAS 123. The company expects the expense associated with stock options to be approximately $.04 per share in the first quarter.

   Conference Call and Webcast

   Freescale's quarterly earnings call is scheduled to begin at 4:00 p.m. Central time (USA) on Thursday, January 19, 2006. The company will offer a live webcast of the conference call over the Internet at www.freescale.com/investor.
   The company uses certain non-GAAP financial measures in analyzing financial results because they are useful to investors and management in evaluating the company's ongoing operational performance. These financial measures facilitate making period-to-period comparisons exclusive of the impact of certain events, such as the separation from Motorola Inc., recent accounting pronouncements and restructuring charges. In addition, presentation of these non-GAAP financial measures enables investors to evaluate the company's performance under both the GAAP and pro forma measures that management uses to evaluate the company's performance. Where non-GAAP financial measures have been included in this press release, the company has reconciled the GAAP to the non-GAAP measures in the table below.

   Caution Regarding Forward-Looking Statements

   This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by words such as expects, anticipates, plans, believes, estimates, will or words of similar meaning and include statements regarding the plans and expectations for the upcoming quarter, the year and the future. Forward-looking statements are based on management's current expectations and assumptions, including but not limited to the following general underlying assumptions: the market for semiconductor products will grow over the long term; new technologies and applications will continue to be developed; and manufacturers of automotive, networking and wireless products will increasingly look to semiconductor providers for platform-level products and systems-on-a-chip. These assumptions are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and could cause actual outcomes to differ materially from the expectations of the company and its management. These uncertainties, risks and changes include, but are not limited to: a decline in market demand for our products; the loss of a major customer, or a substantial reduction in sales to any of our major customers; our ability to compete in products and prices in the intensely competitive and cyclical semiconductor industry; our reliance on, and the anticipated benefits of, third-party design and/or manufacturing relationships; our ability to license intellectual property from third parties and to protect the intellectual property we own; economic, social and political conditions in the countries in which we operate, or our customers or suppliers operate, including security risks, health conditions, possible disruption in transportation networks and fluctuations in foreign currency exchange rates; and the other risk factors discussed from time to time by the company in reports filed with the Securities and Exchange Commission. We urge you to carefully consider these and other risks which are described in the company's Form 10-K for the year ended December 31, 2004 and in the company's other SEC filings. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

   About Freescale

   Freescale Semiconductor Inc. (NYSE:FSL) (NYSE:FSL.B) is a global leader in the design and manufacture of embedded semiconductors for the automotive, consumer, industrial, networking and wireless markets. Freescale became a publicly traded company in July 2004. The company is based in Austin, Texas, and has design, research and development, manufacturing or sales operations in more than 30 countries. Freescale, a member of the S&P 500(R), is one of the world's largest semiconductor companies with 2005 sales of $5.8 billion (US). www.freescale.com.


            Freescale Semiconductor Inc. and Subsidiaries
     Condensed Consolidated and Combined Statements of Operations
                             (Unaudited)
               (In millions, except per share amounts)

                                                Three Months Ended
                                             -------------------------
                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------
Net sales                                    $     1,479  $     1,428
Cost of sales                                        814          922
                                             ------------ ------------

Gross margin                                         665          506
                                             ------------ ------------

Selling, general and administrative                  171          166
Research and development                             294          274
Reorganization of businesses and other                (2)          46
Separation expenses                                   --            5
                                             ------------ ------------

Operating earnings                                   202           15
                                             ------------ ------------
Other
 Interest income/(expense), net                        9           (5)
 Gains on sales of investments and
  businesses, net                                     --           --
 Other, net                                           (6)          (4)
                                             ------------ ------------

Total other                                            3           (9)
                                             ------------ ------------

Earnings before income taxes                         205            6
Income tax expense                                    13            1
                                             ------------ ------------

Net earnings                                 $       192  $         5
                                             ------------ ------------

Earnings per common share:
--------------------------
Basic                                        $      0.47  $      0.01
Diluted                                      $      0.45  $      0.01

Weighted average common shares outstanding:
-------------------------------------------
Basic                                                409          400
Diluted                                              429          412


            Freescale Semiconductor Inc. and Subsidiaries
     Condensed Consolidated and Combined Statements of Operations
               (In millions, except per share amounts)

                                                Twelve Months Ended
                                             -------------------------
                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------
                                             (unaudited)

Net sales                                    $     5,843  $     5,715
Cost of sales                                      3,377        3,617
                                             ------------ ------------

Gross margin                                       2,466        2,098
                                             ------------ ------------

Selling, general and administrative                  652          637
Research and development                           1,195        1,099
Reorganization of businesses and other                 9           22
Separation expenses                                   10           74
                                             ------------ ------------

Operating earnings                                   600          266
                                             ------------ ------------
Other
 Interest income/(expense), net                        6          (31)
 Gains on sales of investments and
  businesses, net                                     26           41
 Other, net                                          (19)         (13)
                                             ------------ ------------

Total other                                           13           (3)
                                             ------------ ------------

Earnings before income taxes                         613          263
Income tax expense                                    50           52
                                             ------------ ------------

Net earnings                                 $       563  $       211
                                             ------------ ------------

Earnings per common share:
--------------------------
Basic                                        $      1.39  $      1.08
Diluted                                      $      1.33  $      1.06

Weighted average common shares outstanding:
-------------------------------------------
Basic                                                405          195
Diluted                                              423          200

Pro forma earnings per common share:
------------------------------------
Basic                                                     $      0.63
Diluted                                                   $      0.62

Weighted average common shares outstanding:
-------------------------------------------
Basic                                                             334
Diluted                                                           339


            Freescale Semiconductor Inc. and Subsidiaries
                Condensed Consolidated Balance Sheets
                            (In millions)

                                             December 31, December 31,
                                                2005         2004
                                             ------------ ------------
                                             (unaudited)
ASSETS
Cash, cash equivalents and short-term
 investments                                 $     1,421  $     2,374
Accounts receivable, net                             531          448
Inventories                                          647          742
Other current assets                                 352          403
Assets held-for-sale                                  15           45
                                             ------------ ------------

  Total current assets                             2,966        4,012
                                             ------------ ------------

Property, plant and equipment, net                 2,035        2,207
Investments                                        1,616           31
Other assets                                         553          469
                                             ------------ ------------

  Total assets                               $     7,170  $     6,719
                                             ------------ ------------

LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable & current portion
 of capital leases                           $         7  $         2
Accounts payable                                     469          474
Accrued liabilities and other                        663          693
                                             ------------ ------------

  Total current liabilities                        1,139        1,169
                                             ------------ ------------

Long-term debt                                     1,230        1,269
Other liabilities                                    354          345

Total stockholders' equity                         4,447        3,936
                                             ------------ ------------
  Total liabilities and stockholders' equity $     7,170  $     6,719
                                             ------------ ------------


            Freescale Semiconductor Inc. and Subsidiaries
     Condensed Consolidated and Combined Statements of Operations
                             (Unaudited)
               (In millions, except per share amounts)

                   Before Reclassifications   After Reclassifications

                      Three Months Ended        Three Months Ended
                   ------------------------- -------------------------
                   December 31, December 31, December 31, December 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
Net sales          $     1,479  $     1,428  $     1,479  $     1,428
Cost of sales              807          914          814          922
                   ------------ ------------ ------------ ------------

Gross margin               672          514          665          506
                   ------------ ------------ ------------ ------------
Selling, general
 and
 administrative            215          204          171          166
Research and
 development               255          244          294          274
Reorganization of
 businesses and
 other                      --           46           (2)          46
Separation
 expenses                   --            5           --            5
                   ------------ ------------ ------------ ------------

Operating earnings         202           15          202           15
                   ------------ ------------ ------------ ------------
Other
 Interest
  income/
  (expense), net             9           (5)           9           (5)
 Gains on sales of
  investments
  and businesses, net       --           --           --           --
 Other, net                 (6)          (4)          (6)          (4)
                   ------------ ------------ ------------ ------------

Total other                  3           (9)           3           (9)
                   ------------ ------------ ------------ ------------
Earnings before
 income taxes              205            6          205            6
Income tax expense          13            1           13            1
                   ------------ ------------ ------------ ------------

Net earnings       $       192  $         5  $       192  $         5
                   ------------ ------------ ------------ ------------

Earnings per
 common share:
--------------
Basic              $      0.47  $      0.01  $      0.47  $      0.01
Diluted            $      0.45  $      0.01  $      0.45  $      0.01

Weighted average
 common shares
 outstanding:
----------------
Basic                      409          400          409          400
Diluted                    429          412          429          412


            Freescale Semiconductor Inc. and Subsidiaries
     Condensed Consolidated and Combined Statements of Operations
               (In millions, except per share amounts)

                   Before Reclassifications   After Reclassifications

                      Twelve Months Ended       Twelve Months Ended
                   ------------------------- -------------------------
                   December 31, December 31, December 31, December 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
                   (unaudited)               (unaudited)

Net sales          $     5,843  $     5,715  $     5,843  $     5,715
Cost of sales            3,354        3,575        3,377        3,617
                   ------------ ------------ ------------ ------------

Gross margin             2,489        2,140        2,466        2,098
                   ------------ ------------ ------------ ------------
Selling, general
 and
 administrative            809          799          652          637
Research and
 development             1,060          965        1,195        1,099
Reorganization of
 businesses and
 other                      10           36            9           22
Separation
 expenses                   10           74           10           74
                   ------------ ------------ ------------ ------------

Operating earnings         600          266          600          266
                   ------------ ------------ ------------ ------------
Other
 Interest income/
  (expense), net             6          (31)           6          (31)
 Gains on sales of
  investments and
  businesses, net           26           41           26           41
 Other, net                (19)         (13)         (19)         (13)
                   ------------ ------------ ------------ ------------

Total other                 13           (3)          13           (3)
                   ------------ ------------ ------------ ------------
Earnings before
 income taxes              613          263          613          263
Income tax expense          50           52           50           52
                   ------------ ------------ ------------ ------------

Net earnings       $       563  $       211  $       563  $       211
                   ------------ ------------ ------------ ------------

Earnings per
 common share:
--------------
Basic              $      1.39  $      1.08  $      1.39  $      1.08
Diluted            $      1.33  $      1.06  $      1.33  $      1.06

Weighted average
 common shares
 outstanding:
----------------
Basic                      405          195          405          195
Diluted                    423          200          423          200

Pro forma earnings
 per common share:
------------------
Basic                           $      0.63               $      0.63
Diluted                         $      0.62               $      0.62

Weighted average
 common shares
 outstanding:
----------------
Basic                                   334                       334
Diluted                                 339                       339


            Freescale Semiconductor Inc. and Subsidiaries
              Condensed Consolidated Segment Information
                             (Unaudited)
                            (In millions)

                   Before Reclassifications   After Reclassifications

                      Three Months Ended        Three Months Ended
                   ------------------------- -------------------------
                   December 31, December 31, December 31, December 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
Net sales:
Transportation and
 Standard Products $       672  $       631  $       649  $       618
Networking and
 Computing Systems         338          314          338          314
Wireless and
 Mobile Solutions          453          465          476          478
Other                       16           18           16           18
                   ------------ ------------ ------------ ------------

  Segment totals   $     1,479  $     1,428  $     1,479  $     1,428
                   ------------ ------------ ------------ ------------

Operating
 earnings:
Transportation and
 Standard Products $       108  $        56  $       117  $        54
Networking and
 Computing Systems          65           28           73           34
Wireless and
 Mobile Solutions           38           37           38           36
Other                       (9)        (106)         (26)        (109)
                   ------------ ------------ ------------ ------------

  Segment totals   $       202  $        15  $       202  $        15
                   ------------ ------------ ------------ ------------


            Freescale Semiconductor Inc. and Subsidiaries
       Condensed Consolidated and Combined Segment Information
                            (In millions)

                   Before Reclassifications   After Reclassifications

                      Twelve Months Ended       Twelve Months Ended
                   ------------------------- -------------------------
                   December 31, December 31, December 31, December 31,
                      2005         2004         2005         2004
                   ------------ ------------ ------------ ------------
                   (unaudited)               (unaudited)
Net sales:
Transportation and
 Standard Products $     2,637  $     2,565  $     2,566  $     2,508
Networking and
 Computing Systems       1,434        1,462        1,434        1,462
Wireless and
 Mobile Solutions        1,704        1,623        1,775        1,680
Other                       68           65           68           65
                   ------------ ------------ ------------ ------------

  Segment totals   $     5,843  $     5,715  $     5,843  $     5,715
                   ------------ ------------ ------------ ------------

Operating
 earnings:
Transportation and
 Standard Products $       343  $       231  $       361  $       262
Networking and
 Computing Systems         305          243          285          273
Wireless and
 Mobile Solutions           88          (87)          78          (96)
Other                     (136)        (121)        (124)        (173)
                   ------------ ------------ ------------ ------------

  Segment totals   $       600  $       266  $       600  $       266
                   ------------ ------------ ------------ ------------


    CONTACT: Freescale Semiconductor Inc., Austin
             Investors:
             Mitch Haws, 512-895-2454
             mitch.haws@freescale.com
             or
             Media:
             Tim Doke, 512-895-1791
             tim.doke@freescale.com